EXHIBIT 32

SECTION 1350 CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley  Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of IKONICS Corporation.

Date: May 10, 2017	/s/ William C. Ulland
William C. Ulland
Chairman, Chief Executive Officer
and President

Date: May 10, 2017	/s/ Jon Gerlach
Jon Gerlach
Chief Financial Officer
and Vice President of Finance